EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aces Wired, Inc.
Dallas, Texas

We have issued our report dated January 28, 2008 accompanying the consolidated financial statements of Aces Wired, Inc. included in Form 10-KSB as of and for the fiscal year ended October 28, 2007, which is incorporated by reference in the Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in the Registration Statement.

/s/   WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
March 18, 2008